Exhibit 99.1

Contacts:  Martin J. Landon – Investors
KCI
(210) 255-6494

Elliot Sloane – Media
Sloane & Company
(212) 446-1860

KINETIC CONCEPTS REPORTS
THIRD QUARTER AND NINE MONTH
FINANCIAL RESULTS FOR 2004

San Antonio, Texas, November 1, 2004 – Kinetic Concepts, Inc. (NYSE: KCI) today reported third quarter 2004 net revenue of $257.2 million, an increase of 30% from third quarter 2003 revenue of $198.0 million.  Net revenue for the first nine months of 2004 was $719.0 million, representing a 31% increase from the same period a year ago.  Foreign currency exchange movements favorably impacted net revenue for the third quarter and first nine months of 2004 by 3% compared to the corresponding periods of the prior year.

Net earnings for the third quarter of 2004 were $32.8 million compared to a net loss of $34.3 million for the same period one year ago. For the first nine months of 2004, net earnings were $62.3 million. Net loss available to stockholders for the first nine months of 2004 was $3.3 million, after recognition of $65.6 million of preferred stock dividends in connection with the Company’s first quarter IPO. Earnings per diluted share for the third quarter of 2004 were $0.46, compared to a net loss of $0.74 per diluted share for the same period in the prior year. For the first nine months of 2004, the Company reported a net loss per diluted share, after dividends, of $0.05, compared to a net loss per diluted share of $0.03 for the prior-year period.

"We are pleased with our third quarter performance.  We achieved solid growth in revenues, earnings and cash flows,” said Dennert O. Ware, President and Chief Executive Officer of KCI.   "The momentum we have gained in V.A.C. therapy adoption by educating caregivers on the clinical benefits and cost effectiveness of V.A.C. has resulted in this very effective therapy being made available to more patients in need.”

Non-GAAP Financial Information(1)

On February 27, 2004, KCI completed an initial public offering ("IPO") of common stock and on June 16, 2004, KCI completed a follow-on secondary stock offering. These transactions had the effect of reducing net earnings for the nine-month period by $21.6 million. During the third quarter of 2003, KCI completed a leveraged recapitalization, which resulted in recapitalization expenses totaling $86.3 million on a pretax basis and $53.9 million, or $0.77 per diluted share, net of income taxes. Excluding expenses associated with the stock offerings and debt prepayments, net earnings for the first nine months of 2004 were $83.9 million, up 51% from the same comparable period a year ago. Earnings per diluted share, excluding expenses and dividends associated with the stock offerings and debt prepayments, were $1.19 for the first nine months compared to $0.74 on a comparable basis for the same period in 2003, a 61% improvement.

Revenue Recap

Domestic revenue was $193.0 million for the third quarter and $542.6 million for the first nine months of 2004, representing increases of 28% and 30%, respectively, due primarily to increased demand for V.A.C. wound healing devices and related disposables. International revenue of $64.1 million for the third quarter and $176.3 million for the first nine months of 2004 increased 37% and 35%, respectively, compared to the prior-year period, as a result of increased V.A.C. demand and favorable foreign currency exchange movements. Foreign currency exchange movements favorably impacted international revenue by 11% and 12%, respectively, compared to the third quarter and first nine months of the prior year.

Worldwide V.A.C. revenue was $185.5 million for the third quarter of 2004, an increase of 45% from the prior-year period, while for the first nine months of 2004, worldwide V.A.C. revenue grew 47% to $500.3 million. Excluding the effects of foreign currencyexchange movements, worldwide V.A.C.revenue for the third quarter and first nine months of 2004 increased 43% and 45%, respectively, from the prior year.  The growth in V.A.C. revenue was bolstered by increased education resulting in physician and payer awareness of the benefits of V.A.C. therapy along with increased product adoption across wound types.

Worldwide surface revenue was $71.6 million for the third quarter and $218.7 million for the first nine months of 2004, representing increases of 2% and 5%, respectively, from the corresponding periods in the prior year.  Favorable currency exchange rate movements accounted for substantially all of the third quarter 2004 surface revenue increase. For the first nine months, foreign currency exchange movements accounted for approximately 72% of the worldwide surfaces revenue increase compared to the prior year.  Higher bariatric surfaces revenue for the first nine months was partially offset by lower wound care surfaces sales, accounting for the remainder of the surfaces revenue increase.

Income Tax Rate

The effective tax rate for the third quarter and first nine months of 2004 was 36% compared to 37.5% for the same periods a year ago. The income tax rate reduction is primarily attributable to a higher proportion of taxable income in lower tax jurisdictions.

Outlook

The following guidance is based on current information and expectations as of November 1, 2004.

“Given our strong performance to date and current momentum, we now project our full year revenue will come in just below $1.0 billion and we have also raised our earnings guidance,” said Ware.  “The revenue we have earned through the third quarter represents growth of 28%, excluding foreign exchange, and we expect constant currency revenue growth for 2005 to remain in the mid-20 percent range.”

Full Year 2004
	Forecast	Forecast
	GAAP	Non-GAAP (1)
Revenue	$985 - $995 million	$985 - $995 million
Net Earnings	$93 - $97 million	$115- $119 million
Diluted EPS	$0.40 - $0.46	$1.61 - $1.67
Diluted Shares	67.9 million (2)	71.0 million

(1) Non-GAAP forecast information excludes approximately $21.6 million of expenses and $65.6 million of preferred stock dividends associated with the Company’s public stock offerings and debt prepayments.
(2) Due to their antidilutive effect, 3.0 million dilutive potential common shares from preferred stock conversion have been excluded from the diluted weighted average shares calculation.

Earnings Release Conference Call

As previously announced, the Company has scheduled an earnings release conference call for 8:30 a.m. eastern standard time today, Monday, November 1, 2004.  The dial-in numbers for this conference call are as follows:

Domestic Dial-in Number:	888-396-2298
International Dial-in Number:	+617-847-8708
Participant Code:	57959728

This call is being web cast by CCBN and can be accessed at the Kinetic Concepts, Inc. web site at http://www.kci1.com/investor/index.asp, and clicking on Web cast – Q3 2004 Kinetic Concepts Earnings Call.  The web cast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors.  Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com and institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).  An archive of the web cast will be available at http://www.kci1.com/investor/index.asp until October 31, 2005.

KCI's business outlook as of today is expected to be available on KCI's Investor Relations web site.  It is currently expected that a full business outlook will not be announced until the release of KCI's next quarterly earnings announcement, notwithstanding subsequent developments.  However, although KCI undertakes no duty to update its business outlook, KCI may update the full business outlook or any portion thereof at any time.

(1)Throughout this press release, we have presented income statement items on a non-GAAP basis to exclude the impact of expenses and the acceleration of the in-kind preferred stock dividends incurred as a result of the 2004 stock offerings and debt prepayments and the 2003 leveraged recapitalization. These non-GAAP financial measures do not replace the presentation of our GAAP financial results. We have provided this supplemental non-GAAP information because it provides meaningful information regarding our results on a basis that better facilitates comparisons between the periods presented. Management uses this non-GAAP financial information, along with GAAP information, for reviewing the operating results of its business segments and for analyzing potential future business trends. In addition, we believe investors use this information in a similar fashion. A reconciliation of our GAAP income statement for the periods presented to the non-GAAP financial information provided is included herein. See the attached Reconciliation of Condensed Consolidated Statement of Earnings.

About KCI

Kinetic Concepts, Inc. is a global medical technology company with leadership positions in advanced wound care and therapeutic surfaces. We design, manufacture, market and service a wide range of proprietary products that can significantly improve clinical outcomes while reducing the overall cost of patient care by accelerating the healing process or preventing complications. Our advanced wound care systems incorporate our proprietary Vacuum Assisted Closure®, or V.A.C.®, technology, which has been clinically demonstrated to promote wound healing and reduce the cost of treating patients with serious wounds. Our therapeutic surfaces, including specialty hospital beds, mattress replacement systems and overlays, are designed to address complications associated with immobility and obesity, such as pressure sores and pneumonia. We have an infrastructure designed to meet the specific needs of medical professionals and patients across all health care settings including acute care hospitals, extended care facilities and patients’ homes both in the United States and abroad.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, management's estimates of future performance, revenue and earnings, and growth objectives.  The forward-looking statements contained herein are based on our current expectations and are subject to a number of risks and uncertainties which could cause us to fail to achieve our current financial projections and other expectations, such as a change in the demand for the V.A.C. resulting from increased competition, a change in payer reimbursement policies, our ability to protect our intellectual property rights and general economic conditions.  All information set forth in this release and its attachments is as of November 1, 2004.  We undertake no duty to update this information.  More information about potential factors that could cause our results to differ or adversely affect our business and financial results is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, including, among other sections, under the captions, "Risk Factors" and “Management's Discussion and Analysis of Financial Condition and Results of Operations," which is on file with the SEC and available at the SEC's website at www.sec.gov.  Additional information will also be set forth in those sections in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, which will be filed with the SEC in the fourth quarter of 2004.

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings
(in thousands, except per share data)
(unaudited)

	Three months ended September 30,			Nine months ended September 30,
			%			%
	2004	2003	Change	2004	2003	Change
Revenue:
Rental	$ 188,637	$151,159	24.8%	$ 530,124	$ 421,455	25.8%
Sales	68,525	46,883	46.2	188,857	126,467	49.3
	_______	_______		_______	_______
Total revenue	257,162	198,042	29.9%	718,981	547,922	31.2%

Rental expenses	115,072	92,518	24.4	330,050	259,808	27.0
Cost of goods sold	18,816	18,052	4.2	52,144	46,410	12.4
	_______	_______		_______	_______
Gross profit	123,274	87,472	40.9%	336,787	241,704	39.3%

Selling, general and administrative expenses	59,078	41,946	40.8	160,518	118,477	35.5
Research and development expenses	7,544	6,755	11.7	21,851	15,619	39.9
Initial public offering expenses	-	-	-	19,836	-	-
Secondary offering expenses	-	-	-	2,219	-	-
Recapitalization expenses	-	69,955	-	-	69,955	-
	_______	_______		_______	_______
Operating earnings (loss)	56,652	(31,184)	-	132,363	37,653	251.5%

Interest income	214	186	15.1	743	933	(20.4)
Interest expense	(7,566)	(25,334)	70.1	(37,460)	(41,562)	9.9
Foreign currency gain	1,964	1,527	28.6	1,701	5,683	(70.1)
	_______	_______		_______	_______
Earnings (loss) before income taxes (benefit)	51,264	(54,805)	-	97,347	2,707	-
Income taxes (benefit)	18,455	(20,552)	-	35,045	1,015	-
	_______	_______		_______	_______
Net earnings (loss)	$ 32,809	$ (34,253)	-	$ 62,302	$ 1,692	-
Series A convertible preferred stock dividends	-	(3,427)	-	(65,604)	(3,427)	-
	_______	_______		_______	_______
Net earnings (loss) available to
common shareholders	$ 32,809	$ (37,680)	-	$ (3,302)	$ (1,735)	(90.3) %
	_______	_______		_______	_______
Net earnings (loss) per share available
to common shareholders:
Basic	$ 0.49	$ (0.74)	-	$ (0.05)	$ (0.03)	(66.7) %
	_______	_______		_______	_______
Diluted (1)	$ 0.46	$ (0.74)	-	$ (0.05)	$ (0.03)	(66.7) %
	_______	_______		_______	_______
Weighted average shares outstanding:
Basic	66,767	51,139		60,751	64,398
	_______	_______		_______	_______
Diluted (1)	71,774	51,139		60,751	64,398
	_______	_______		_______	_______

(1) Due to their antidilutive effect, 6,458 dilutive potential common shares from stock options and 8,485 dilutive potential common shares from preferred stock conversion have been excluded from the dilutive weighted average shares calculation for the three months ended
September 30, 2003. In addition, due to their antidilutive effect, 5,606 and 5,763 dilutive potential common shares from stock options and 3,994 and 2,860 dilutive potential common shares from the preferred stock conversion have been excluded from the diluted weighted average shares calculation for the nine months ended September 30, 2004 and 2003, respectively.

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Reconciliation of Condensed Consolidated Statements of Earnings (1)
For the Three Months ended September 30,
(in thousands, except per share data)
(unaudited)

		2003
				Excluding
	2004		Recapitalization	Recapitalization	%
	GAAP	GAAP	(non-GAAP)	(non-GAAP)	Change (2)
Revenue:
Rental	$ 188,637	$ 151,159	$ -	$ 151,159	24.8%
Sales	68,525	46,883	-	46,883	46.2
	_______	_______	_______	_______
Total revenue	257,162	198,042	-	198,042	29.9%

Rental expenses	115,072	92,518	-	92,518	24.4
Cost of goods sold	18,816	18,052	-	18,052	4.2
	_______	_______	_______	_______
Gross profit	123,274	87,472	-	87,472	40.9%

Selling, general and administrative expenses	59,078	41,946	-	41,946	40.8
Research and development expenses	7,544	6,755	-	6,755	11.7
Recapitalization expenses	-	69,955	(69,955)	-	-
	_______	_______	_______	_______
Operating earnings (loss)	56,652	(31,184)	69,955	38,771	46.1%

Interest income	214	186	-	186	15.1
Interest expense	(7,566)	(25,334)	16,302	(9,032)	16.2
Foreign currency gain	1,964	1,527	-	1,527	28.6
	_______	_______	_______	_______
Earnings (loss) before income taxes (benefit)	51,264	(54,805)	86,257	31,452	63.0%
Income taxes (benefit)	18,455	(20,552)	32,346	11,794	56.5
	_______	_______	_______	_______
Net earnings (loss)	$ 32,809	$ (34,253)	$ 53,911	$ 19,658	66.9%

Series A convertible preferred
stock dividends	-	(3,427)	-	(3,427)	-
	_______	_______	_______	_______
Net earnings (loss) available to
common shareholders	$ 32,809	$ (37,680)	$ 53,911	$ 16,231	102.1%
	_______	_______	_______	_______
Net earnings (loss) per share
available to common shareholders:
Basic	$ 0.49	$ (0.74)		$ 0.32	53.1%
	_______	_______		_______
Diluted (3)	$ 0.46	$ (0.74)		$ 0.28	64.3%
	_______	_______		_______
Weighted average shares outstanding:
Basic	66,767	51,139		51,139
	_______	_______		_______
Diluted (3)	71,774	51,139		57,597
	_______	_______		_______

(1) These non-GAAP financial measures do not replace the presentation of our GAAP financial results. See footnote 1 on page 3 of this press release for further discussion of our non-GAAP financial information.
(2) Percentage change reflects the percentage variance between the 2004 GAAP results and the 2003 (non-GAAP) results, excluding recapitalization.
(3) Due to their antidilutive effect, 6,458 dilutive potential common shares from stock options and 8,485 dilutive potential common shares from preferred stock conversion have been excluded from the diluted weighted average shares calculation, for the GAAP results, for the three months ended September 30, 2003. In addition, 8,485 dilutive potential common shares from the preferred stock conversion have been excluded from the diluted weighted average shares calculation, for the Excluding Recapitalization
(non-GAAP) results, for the three months ended September 30, 2003.

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Reconciliation of Condensed Consolidated Statements of Earnings (1)
For the Nine Months ended September 30,
(in thousands, except per share data)
(unaudited)

	2004			2003

		Costs and
		Expenses	Expenses
		Related to	Related to
		Offerings	Offerings
		and Debt	and Debt			Excluding
		Prepayments	Prepayments		Recapitalization	Recapitalization	%
	GAAP	(non-GAAP)	(non-GAAP)	GAAP	(non-GAAP)	(non-GAAP)	Change(2)
Revenue:
Rental	$ 530,124	$ -	$ 530,124	$ 421,455	$ -	$ 421,455	25.8%
Sales	188,857	-	188,857	126,467	-	126,467	49.3
	_______	_______	_______	_______	_______	_______
Total revenue	718,981	-	718,981	547,922	-	547,922	31.2%

Rental expenses	330,050	-	330,050	259,808	-	259,808	27.0
Cost of goods sold	52,144	-	52,144	46,410	-	46,410	12.4
	_______	_______	_______	_______	_______	_______
Gross profit	336,787	-	336,787	241,704	-	241,704	39.3%

Selling, general and
administrative expenses	160,518	-	160,518	118,477	-	118,477	35.5
Research and development
expenses	21,851	-	21,851	15,619	-	15,619	39.9
Initial public offering expenses	19,836	(19,836)	-	-	-	-	-
Secondary offering expenses	2,219	(2,219)	-	-	-	-	-
Recapitalization expenses	-	-	-	69,955	(69,955)	-	-
	_______	_______	_______	_______	_______	_______
Operating earnings	132,363	22,055	154,418	37,653	69,955	107,608	43.5%

Interest income	743	-	743	933	-	933	(20.4)
Interest expense	(37,460)	11,689	(25,771)	(41,562)	16,302	(25,260)	(2.0)
Foreign currency gain	1,701	-	1,701	5,683	-	5,683	(70.1)
	_______	_______	_______	_______	_______	_______
Earnings before income
taxes	97,347	33,744	131,091	2,707	86,257	88,964	47.4%
Income taxes	35,045	12,148	47,193	1,015	32,346	33,361	41.5
	_______	_______	_______	_______	_______	_______
Net earnings	$ 62,302	$ 21,596	$ 83,898	$ 1,692	$ 53,911	$ 55,603	50.9%
Series A convertible preferred
stock dividends	(65,604)	65,604	-	(3,427)	-	(3,427)	-
	_______	_______	_______	_______	_______	_______
Net earnings (loss)
available to common
shareholders	$ (3,302)	$ 87,200	$ 83,898	$ (1,735)	$ 53,911	$ 52,176	60.8%
	_______	_______	_______	_______	_______	_______
Net earnings (loss) per
share available to
common shareholders:
Basic	$ (0.05)		$ 1.38	$ (0.03)		$ 0.81	70.4%
	_______		_______	_______		_______
Diluted (3)	$ (0.05)		$ 1.19	$ (0.03)		$ 0.74	60.8%
	_______		_______	_______		_______
Weighted average
shares outstanding:
Basic	60,751		60,751	64,398		64,398
	_______		_______	_______		_______
Diluted (3)	60,751		70,351	64,398		70,161
	_______		_______	_______		_______

(1) These non-GAAP financial measures do not replace the presentation of our GAAP financial results. See footnote 1 on page 3 of this press release for further discussion of our non-GAAP financial information.
(2) The percentage change reflects the percentage variance between the 2004 (non-GAAP) results, excluding costs and expenses related to offerings and debt prepayments, and the 2003 (non-GAAP) results, excluding recapitalization.
(3) Due to their antidilutive effect, 5,606 and 5,763 dilutive potential common shares from stock options and 3,994 and 2,860 dilutive potential common shares from preferred stock conversion have been excluded from the diluted weighted average shares calculation, for the GAAP results, for the nine months ended September 30, 2004 and 2003, respectively. In addition, due to their antidilutive effect, 2,860 dilutive potential common shares from the preferred stock conversion have been excluded from the diluted weighted average shares calculation, for the Excluding,
Recapitalization (non-GAAP) results, for the nine months ended September 30, 2003.

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2004	2003
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$ 71,536	$ 156,064
Accounts receivable, net	238,635	199,938
Inventories, net	33,350	32,253
Deferred income taxes	24,315	22,749
Prepaid expenses and other current assets	11,586	11,811
	_______	_______
Total current assets	379,422	422,815
	_______	_______

Net property, plant and equipment	168,573	145,208
Loan and preferred stock issuance costs, less accumulated amortization
of $2,493 in 2004 and $1,014 in 2003	12,243	19,779
Goodwill	48,791	48,797
Other assets, less accumulated amortization of $8,805 in 2004 and
$8,190 in 2003	28,533	28,497
	_______	_______
	$ 637,562	$ 665,096
	_______	_______
Liabilities and Shareholders' Deficit:
Current liabilities:
Accounts payable	$ 30,228	$ 34,386
Accrued expenses and other	126,806	115,054
Current installments of long-term debt	3,873	4,800
Current installments of capital lease obligations	1,501	1,576
Income taxes payable	3,217	39,403
	_______	_______
Total current liabilities	165,625	195,219
	_______	_______

Long-term debt, net of current installments	461,873	678,100
Capital lease obligations, net of current installments	1,292	1,351
Deferred income taxes	29,570	26,566
Deferred gain, sale of headquarters facility	8,380	9,183
Other noncurrent liabilities	213	212
	_______	_______
	666,953	910,631
Series A convertible preferred stock, 0 issued and outstanding
at September 30, 2004 and 264 at December 31, 2003	-	261,719

Shareholders' equity (deficit):
Common stock; authorized 225,000 at September 30, 2004 and
150,000 at December 31, 2003; issued and outstanding 67,328
at September 30, 2004 and 41,270 at December 31, 2003	67	41
Additional paid-in capital	482,253	1,157
Deferred compensation	(1,531)	185
Retained deficit	(522,257)	(518,955)
Accumulated other comprehensive income	12,077	10,318
	_______	_______
Shareholders' deficit	(29,391)	(507,254)
	_______	_______
	$ 637,562	$ 665,096
	_______	_______

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine months ended September 30,
	2004		2003
Cash flows from operating activities:
Net earnings	$ 62,302		$ 1,692
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	43,114		34,491
Provision for uncollectible accounts receivable	7,904		5,132
Amortization of deferred gain on sale of headquarters facility	(803)		(782)
Write-off of deferred loan issuance costs	5,127		5,233
Non-cash amortization of stock award to directors	218		92
Tax benefit related to exercise of stock options	42,402		-
Non-cash accrual of recapitalization expenses	-		8,907
Change in assets and liabilities:
Increase in accounts receivable, net	(46,476)		(21,638)
Decrease in other accounts receivable	-		175,000
Decrease (increase) in inventories	(1,059)		7,397
Decrease in current deferred income taxes	(1,566)		(66,838)
Decrease (increase) in prepaid expenses and other current assets	527		(6,662)
Increase (decrease) in accounts payable	(4,147)		2,824
Increase in accrued expenses	20,657		22,910
Decrease in income taxes payable	(36,186)		(14,615)
Increase (decrease) in deferred income taxes, net	2,058		(126)
	_______		_______
Net cash provided by operating activities	94,072		153,017
	_______		_______
Cash flows from investing activities:
Additions to property, plant and equipment	(63,849)		(56,649)
Decrease (increase) in inventory to be converted into equipment for short-term rental	(2,200)		800
Dispositions of property, plant and equipment	1,471		1,590
Business acquisitions, net of cash acquired	-		(2,224)
Increase in other assets	(642)		(351)
	_______		_______
Net cash used by investing activities	(65,220)		(56,834)
	_______		_______
Cash flows from financing activities:
Repayment of notes payable, long term, capital lease and other obligations	(217,289)		(116,100)
Proceeds from exercise of stock options	9,556		903
Initial public offering of common stock:
Proceeds from issuance of common stock	105,000		-
Stock issuance costs	(10,604)		-
Recapitalization:
Payoff of long-term debt and bonds	-		(408,226)
Proceeds from issuance of new debt and bonds	-		685,000
Proceeds from issuance of Series A convertible preferred stock, net	-		258,017
Purchase of common stock	-		(509,597)
Debt and preferred stock issuance costs	-		(20,729)
	_______		_______
Net cash used by financing activities	(113,337)		(110,732)
	_______		_______
Effect of exchange rate changes on cash and cash equivalents	(43)		1,192
	_______		_______
Net decrease in cash and cash equivalents	(84,528)		(13,357)
Cash and cash equivalents, beginning of period	156,064		54,485
	_______		_______
Cash and cash equivalents, end of period	$ 71,536		$ 41,128
	_______		_______
Cash paid during the nine months for:
Interest	$ 29,701	(1)	$ 34,657	(2)
Income taxes	$ 30,724		$ 83,812	(3)
Non-cash activity:
Non-cash consideration for exercise of stock options	$ 6,443		$ 334

1)  The amount reflected for 2004 includes purchase premiums of $7.7 million related to the prepayments on our 7 3/8% Senior Subordinated
      Notes due 2013.
2)  This amount includes $11.1 million of expenses related to the recapitalization, including $9.6 million related to redemption premium and approximately $1.5 million related to early redemption consent fees on our 9 5/8% Senior Subordinated Notes.
3)  This amount includes $66.8 million of income taxes paid related to the Hillenbrand antitrust settlement.

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
SUPPLEMENTAL REVENUE DATA
(in thousands)
(unaudited)

	Three months ended September 30,
			Variance
	2004	2003	$	%
USA
V.A.C.
Rental	$ 111,328	$ 82,958	$ 28,370	34.2%
Sales	37,431	22,903	14,528	63.4
	_______	_______	______
Total V.A.C.	148,759	105,861	42,898	40.5

Therapeutic surfaces/other
Rental	37,230	37,297	(67)	(0.2)
Sales	7,056	8,071	(1,015)	(12.6)
	_______	_______	______
Total therapeutic surfaces/other	44,286	45,368	(1,082)	(2.4)

Total USA rental	148,558	120,255	28,303	23.5
Total USA sales	44,487	30,974	13,513	43.6
	_______	_______	______
Subtotal – USA	$ 193,045	$ 151,229	$ 41,816	27.7%
	_______	_______	______
International
V.A.C.
Rental	$ 18,557	$ 11,087	$ 7,470	67.4%
Sales	18,205	10,694	7,511	70.2
	_______	_______	______
Total V.A.C.	36,762	21,781	14,981	68.8

Therapeutic surfaces/other
Rental	21,522	19,817	1,705	8.6
Sales	5,833	5,215	618	11.9
	_______	_______	______
Total therapeutic surfaces/other	27,355	25,032	2,323	9.3

Total International rental	40,079	30,904	9,175	29.7
Total International sales	24,038	15,909	8,129	51.1
	_______	_______	______
Subtotal – International	$ 64,117	$ 46,813	$ 17,304	37.0%
	_______	_______	______
Total revenue	$ 257,162	$ 198,042	$ 59,120	29.9%
	_______	_______	_______

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
SUPPLEMENTAL REVENUE DATA
(in thousands)
(unaudited)

	Nine months ended September 30,
			Variance
	2004	2003	$	%
USA
V.A.C.
Rental	$ 302,682	$ 222,801	$ 79,881	35.9%
Sales	103,715	59,850	43,865	73.3
	_______	_______	______
Total V.A.C.	406,397	282,651	123,746	43.8

Therapeutic surfaces/other
Rental	114,437	111,532	2,905	2.6
Sales	21,800	22,717	(917)	(4.0)
	_______	_______	______
Total therapeutic surfaces/other	136,237	134,249	1,988	1.5

Total USA rental	417,119	334,333	82,786	24.8
Total USA sales	125,515	82,567	42,948	52.0
	_______	_______	______
Subtotal – USA	$ 542,634	$ 416,900	$ 125,734	30.2%
	_______	_______	______
International
V.A.C.
Rental	$ 47,344	$ 28,747	$ 18,597	64.7%
Sales	46,571	27,881	18,690	67.0
	_______	_______	______
Total V.A.C.	93,915	56,628	37,287	65.8

Therapeutic surfaces/other
Rental	65,661	58,375	7,286	12.5
Sales	16,771	16,019	752	4.7
	_______	_______	______
Total therapeutic surfaces/other	82,432	74,394	8,038	10.8

Total International rental	113,005	87,122	25,883	29.7
Total International sales	63,342	43,900	19,442	44.3
	_______	_______	______
Subtotal - International	$ 176,347	$ 131,022	$ 45,325	34.6%
	_______	_______	______
Total revenue	$ 718,981	$ 547,922	$ 171,059	31.2%
	_______	_______	_______